UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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[   ]    Preliminary Information Statement

[   ]    Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

[X]    Definitive Information Statement

WINDTREE THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

 _____________________________________________________________

GENERAL INFORMATION

This Notice and the accompanying Information Statement (“Information Statement”) are being furnished by Windtree Therapeutics, Inc., a Delaware corporation (referred to in this Notice and Information Statement as “we,” “our,” and the “Company”) to stockholders of our common stock, par value $0.001 per share (the “Common Stock”) to inform you that the following actions were approved by the holder of a majority (“Majority Holder”) of our issued and outstanding shares of Common Stock by written consent in lieu of a meeting on November 13, 2017 (the “Written Consent”) and the Board of Directors of the Company (the “Board”) ratified and approved these actions of the Majority Stockholder by resolutions adopted on November 22, 2017 and October 25, 2017, in accordance with the Delaware General Corporation Law (“DGCL”) –

(A)	to file with the Secretary of State of the State of Delaware a Certificate of Amendment to our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) –

(i)

to implement a reverse split of our Common Stock at any time prior to March 31, 2018 at a ratio of not less than 1-for-10 and not greater than 1-for-20, as shall be determined in the sole discretion of the Board taking into account the market conditions and our prospects at the time of implementation.  The Board will retain the discretion to implement a reverse split, or not to implement a reverse split (“Reverse Split”);

(ii)

following implementation of the Reverse Split, to retain the number of authorized shares of Common Stock available for issuance under our Amended Certificate of Incorporation at 120 million shares (“Authorized Shares”);

(iii)

to provide that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a breach of fiduciary duty owed by any of our directors or officers to our Company or its stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL, our Amended Certificate of Incorporation or our amended and restated by-laws (“By-laws”); or (iv) any action asserting a claim against us that is governed by the internal affairs doctrine (“Exclusive Forum”); and

(B)

To ratify and approve the action of our Board taken on October 25, 2017, to amend our 2011 Long-Term Incentive Plan (“2011 Plan”) to increase the number of shares of Common Stock available for issuance thereunder by 35 million shares, from 2,728,572 shares to 37,728,572 shares (“Amended 2011 Plan”).

Please note that the written consent of the Majority Holder satisfies the stockholder vote requirement for these actions under the DGCL and our By-laws and no additional votes will be needed. Accordingly, your consent is not required in connection with the approval of these corporate actions. You do not need to do anything in response to this Notice and Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

Mary B. Templeton, Esq.

  General Counsel and Corporate Secretary

Warrington, Pennsylvania

December 2, 2017

WINDTREE THERAPEUTICS, INC.

INFORMATION STATEMENT

December 2, 2017

This Information Statement is being mailed or furnished by the Board of Directors of Windtree Therapeutics, Inc., a Delaware corporation (referred to as “we,” “our,” “us,” and the “Company”), with principal executive offices at 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976-3622, to our stockholders of record on November 28, 2017 (the “Record Date”) solely for the purpose of informing you of actions taken by the holder of a majority (“Majority Holder”) of our issued and outstanding shares of common stock, par value $0.001 per share (the “Common Stock”) by less than unanimous written consent in lieu of a special meeting of stockholders on November 13, 2017 (the “Written Consent”) and by our Board of Directors (the “Board”) pursuant to resolutions adopted on November 22, 2017 and October 25, 2017, in accordance with the Delaware General Corporation Law (“DGCL”).

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY.

The actions of the Majority Holder will become effective at least 20 days after the mailing of this Information Statement, and in the case of the amendment to our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), upon our filing a Certificate of Amendment, as follows:

(A)	to file with the Secretary of State of the State of Delaware a Certificate of Amendment to our Certificate of Incorporation (as amended, the “Amended Certificate of Incorporation”) –

(i)

to implement a reverse split of our Common Stock at any time prior to March 31, 2018 at a ratio of not less than 1-for-10 and not greater than 1-for-20, as shall be determined in the sole discretion of the Board taking into account the market conditions and our prospects at the time of implementation.  The Board will retain the discretion to implement a reverse split, or not to implement a reverse split (“Reverse Split”);

(ii)

following implementation of the Reverse Split, to retain the number of authorized shares of Common Stock available for issuance under our Amended Certificate of Incorporation at120 million shares (“Authorized Shares”);

(iii)

to provide that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a breach of fiduciary duty owed by any of our directors or officers to the Company or its stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law (“DGCL”), our Amended Certificate of Incorporation or our amended and restated by-laws (“By-laws”); or (iv) any action asserting a claim against us that is governed by the internal affairs doctrine (“Exclusive Forum”); and

(B)

To ratify and approve the action of our Board taken on October 25, 2017, to amend our 2011 Long-Term Incentive Plan (“2011 Plan”) to increase the number of shares of Common Stock available for issuance thereunder by 35 million shares, from 2,728,572 shares to 37,728,572 shares (“Amended 2011 Plan”).

The form of the Certificate of Amendment to our Certificate of Incorporation is attached to this Stockholder Notification as Appendix I, which is hereby incorporated into this Information Statement by reference.

This Notice and Information Statement is expected to be mailed to stockholders on or about December 2, 2017.

Voting and Vote Required

 As of November 13, 2017, which is the date of the Written Consent of the Majority Holder, there were issued and outstanding 63,213,973 shares of Common Stock entitled to vote on the matters presented in this Information Statement. Under our By-laws and the DGCL, approval of each of the amendments to our Certificate of Incorporation to implement a Reverse Split, to set the number of Authorized Shares, and to establish an Exclusive Forum, and the approval of the Amended 2011 Plan, via a written consent in lieu of a meeting of stockholders, requires the affirmative vote of a majority of the issued and outstanding shares of Common Stock entitled to vote on the amendments. Each share of our Common Stock is entitled to one vote on each matter to be approved. As of the November 13, 2017, the Majority Holder was the owner of 46,232,085 shares of our Common Stock, representing approximately 73% of the shares of our Common Stock entitled to vote on such date, andexecuted the Written Consent in lieu of a meeting in accordance with the DGCL. The Written Consent is sufficient under the DGCL and our By-laws to approve and adopt the actions described in this Information Statement. Consequently, no further stockholder action is required. In accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the actions taken by Written Consent will become effective no earlier than 20 calendar days after the date on which this Information Statement is first sent or given to our stockholders, and in the case of the amendment to our Certificate of Incorporation, upon the filing of the Certificate of Amendment to the Certificate of Incorporation, as shall be determined by our Board.

Dissenters’ Rights of Appraisal

Under the DGCL, stockholders are not entitled to appraisal rights in connection with the filing of the Certificate of Amendment to the Certificate of Incorporation to implement the Reverse Split, the Authorized Shares and the Exclusive Forum and we will not independently make those rights available to our stockholders.

Notice Pursuant to our Bylaws and the DGCL

Pursuant to Section Section 228(e) of the DGCL, the Company is required to provide prompt notice of the taking of a corporate action by written consent to the Company’s stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 2.07 of our Amended and Restated By-laws and Section 228(e) of the DGCL.

Interest of certain persons in the MATTERS

DESCRIBED IN THIS INFORMATION STATEMENT

None of our director, executive officers or any associate of a director or executive officer has a substantial interest, direct or indirect, by security holdings or otherwise, in any matter described in this Information Statement

CHANGE OF CONTROL

As we have previously disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on November 1, 2017, effective October 27, 2017, we entered into a Securities Purchase Agreement (the “SPA”) with LPH Investments Limited (“LPH”), a company incorporated in the Cayman Islands with limited liability. LPH is a wholly-owned subsidiary of Lee’s Pharmaceutical Holdings Limited (“Lee’s”), a company incorporated in the Cayman Islands with limited liability. Under the SPA, LPH invested $10,000,000 (the “Investment”) in our Company and acquired 46,232,085 newly-issued shares of our Common Stock, at a price per share of $0.2163, which represented a 15% premium over the average of the daily volume-weighted average price per share (VWAP) over the 10-day trading period ending on and including the date of the SPA. After the transaction, Lee’s beneficially owned through LPH 73% of our issued and outstanding shares of Common Stock. As part of the Investment, Lee’s cancelled $3,900,000 in outstanding loans that we had borrowed from Lee’s Pharmaceutical (HK) Ltd., a Hong Kong company organized and existing under the laws of Hong Kong (“Lee's (HK)”) pursuant to a Loan Agreement, effective August 14, 2017, between us and Lee's (HK). The source of funding for the remaining $6,100,000 was derived from the working capital of Lee’s. Pursuant to the SPA, we granted LPH the right to appoint up to two individuals to serve on our Board, and LPH may designate such individuals on or prior to the 30th day following the closing of the transactions contemplated by the SPA.

COMMON STOCK OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Common Stock (i) unless otherwise noted, as of November 1, 2017, by each current director and each executive officer set forth in the table below (each a “Named Executive Officer”) as of that date, (ii) as of November 1, 2017, by all directors and executive officers as a group, and (iii) as of the date noted in each related footnote, by the entities known by us to be the beneficial owners of more than five percent of the outstanding shares of our Common Stock.

Name and Address of Beneficial Owner (1)	Common Stock	Common Stock Equivalents (2)	Total Beneficial Ownership	Percentage of Class Beneficially Owned (1)
Non-Executive Directors
John R. Leone	11,250	49,927	61,177	*
Joseph M. Mahady	6,211	54,356	60,567	*
Bruce A. Peacock	6,211	56,690	62,901	*
Marvin E. Rosenthale, Ph.D. (3)	7,877	22,928	30,805	*

Named Executive Officers
Craig Fraser	16,320	95,622	111,942	*
Steven G. Simonson, M.D.	18,745	49,097	67,842	*
John A. Tattory	15,343	44,858	60,201	*

Former Officer
John G. Cooper (4)	11,421	80,834	92,255	*

Executive Officers and Directors as a group (8 persons) (5)	103,801	404,195	507,996	*

5% Security Holders
Name and Address

Lee's Pharmaceutical Holdings Ltd. (6)	46,232,085	2,676,000	48,908,085	73%
Unit 110-111, Bio-Informatics Centre
No. 2 Science Park Avenue,
Hong Kong Science Park
Shatin, Hong Kong

*	Less than 1%

(1)

Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act and includes voting and investment power with respect to shares of Common Stock.  Shares of Common Stock, and shares of Common Stock subject to options, warrants or convertible preferred stock currently exercisable or exercisable within 60 days after November 1, 2017 held by each person or group named above are deemed outstanding for computing the percentage ownership of the person or group holding any options, warrants or convertible preferred stock, but are not deemed outstanding for purposes of computing the percentage ownership of any other person or group. As of November 1, 2017, there were 63,213,973 shares of Common Stock issued and outstanding. The address of each individual person is c/o Windtree Therapeutics, Inc., 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976-3622.

(2)

Except where noted, Common Stock Equivalents include shares of Common Stock subject to options, warrants or convertible preferred stock currently exercisable or exercisable within 60 days after November 1, 2017 held by each person or group named above.

(3)	Total beneficial ownership shown in the table includes 595 shares held by his spouse as to which Dr. Rosenthale disclaims beneficial ownership.

(4)	Mr. Cooper resigned his position effective January 31, 2016. The share information is as of April 30, 2017, which is the most recent information available.

(5)	This information does not include securities held by Mr. Cooper, who is no longer an officer.

(6)

The 46,232,085 shares of Common Stock were acquired by LPH, a wholly owned subsidiary of Lee’s, effective October 27, 2017. The 2,676,000 Common Stock Equivalents were issued to Lee’s pursuant to a February 2017 Securities Purchase Agreement and consist of 1,338 Series A Convertible Preferred Shares, which are convertible at any time into 1,338,000 shares of our Common Stock, and 1,338,000 Series A-1 Warrants to purchase our Common Stock at an exercise price of $1.37 per share. The Preferred Shares and Series A-1 Warrants each restrict the conversion or exercise of such securities to the extent that, upon conversion or exercise, the number of shares then beneficially owned by the holder and its affiliates and any other person or entities with which such holder would constitute a group under §13(d) of the Exchange Act would exceed the 9.99% Ownership Cap. The reporting person is unable to exercise such warrants to the extent that after such exercise the 9.99% Ownership Cap would be exceeded.

REVERSE SPLIT

and

AUTHORIZED SHARES

With the exception of anticipated post-split share numbers and stock prices set forth in this discussion, unless otherwise indicated, the share numbers do not reflect the effect of any reverse split or change in authorized shares of Common Stock

General

Each of the Board and the Majority Holder determined that it is advisable and in our best interest and that of our stockholders to restructure our capital. The Written Consent includes a resolution (i) to effect a Reverse Split of our Common Stock, at a ratio (“Exchange Ratio”) of not less than 1-for-10 and not greater than 1-for-20, as shall be determined in the sole discretion of the Board, on the terms described in this Information Statement; and (ii) in conjunction with a reverse split, to retain the number of authorized shares of Common Stock under our Amended Certificate of Incorporation at 120 million shares (“Authorized Shares”).

The number of authorized shares of our preferred stock, of which 5 million is currently authorized, will not be affected by either of the Reverse Split or the Authorized Shares. The par value of our Common Stock will remain unchanged at $0.001 per share.

The Reverse Split will be implemented simultaneously for all shares of Common Stock that are issued and outstanding, all Treasury shares and all shares issuable under outstanding options, warrants and preferred stock. The Reverse Split will affect all stockholders uniformly and will have no effect on the proportionate holdings of any individual stockholder, with the exception of adjustments related to the treatment of fractional shares (see below).

We do not have any confirmed plan or specific commitment, arrangement, understanding or agreement, written or oral, to utilize the additional authorized shares of Common Stock resulting from the Reverse Split. However, we have an immediate need for additional capital and will be seeking to secure such capital through all or a combination of strategic transactions, potential alliances and collaborations focused on markets outside the U.S., potential combinations (including by merger or acquisition) or other corporate transactions, and equity offerings. We also expect that we will continue to issue shares of Common Stock as needed pursuant to our Amended 2011 Plan in amounts determined by the Compensation Committee of the Board and to facilitate exercise of options and other outstanding awards. Moreover, the additional shares of Common Stock resulting from the Reverse Split would be available for issuance by action of our Board without the need for further action by our stockholders, unless stockholder action is specifically required by applicable law or regulation.

Why Implement a Reverse Split?

Executing a Reverse Split is a critical component of our business and financial strategy. We will continue for the next several years to require additional infusions of capital to fund our activities until such time as revenues from the sale of any approved products, from potential strategic alliances and from other sources are sufficient to offset our cash flow requirements. Our Board believes that we must be in a position at any time to adequately finance development programs and our operations, and respond quickly to strategic and market opportunities that may arise, including opportunities that may involve the issuance of additional shares of Common Stock.

As of November 13, 2017, we have 120 million shares of Common Stock authorized for issuance under our Certificate of Incorporation, of which

63,213,973 are issued and outstanding, 53,066,744 are reserved for issuance under outstanding options and restricted stock units, warrants and preferred stock, and 3,719,283 are available for future issuance. Without the Reverse Split, we do not have sufficient authorized shares of Common Stock available for future issuance and would likely not be able to secure the additional capital needed to support our continued development programs, including AEROSURF®, pay our existing obligations and support our operations for the long-term. As of November 13, 2017, after closing our transactions with Lee’s (see, “Change of Control” above), we had cash and cash equivalents of $5.4 million. We believe that, before any additional financings, we will have sufficient cash resources to partially satisfy our existing obligations and fund our operations into January 2018.

The Board will determine when to effect the Reverse Split and at what Exchange Ratio based upon a number of market and business factors deemed relevant by the Board at that time, including, but not limited to:

●	the historical and current trading price and volumes of our Common Stock;
●	existing marketability and liquidity of our Common Stock and the expected impact of a reverse split on the trading market, including the anticipated post-split market price, for our Common Stock;
●	potential business and strategic alternatives, if any, that may be available to us at that time; and
●	prevailing general stock market and economic conditions.

When the Board determines to effect a Reverse Split, before the effective date provided in the Amendment to our Certificate of Incorporation that we will file with the Secretary of State of the State of Delaware, we plan to issue a press release announcing the terms, including the Exchange Ratio, and effective date of the Reverse Split.

Potential Benefits of a Reverse Split

There are two primary benefits to implementing a Reverse Split: (i) once the Exchange Ratio is applied to reduce our issued and outstanding shares and shares reserved for issuance under options, warrants and preferred stock, we will have more unreserved shares available for issuance in the future due to the fact that our Authorized Shares will remain at 120 million shares, and (ii) the trading price per share of our Common Stock should increase.

Increase in Shares Available for Future Issuance

Upon implementation of a Reverse Split, the number of shares of our Common Stock that are issued and outstanding would immediately and automatically be reduced, as of the effective date of the reverse split, by a factor equal to the Exchange Ratio; the number of shares of our Common Stock reserved for issuance under outstanding options, warrants and preferred stock would be reduced proportionately and the respective exercise prices would be increased proportionately; and the number of shares that are available for future issuance will be increased. For example, on November 13, 2017, there were 63,213,973 shares of our Common Stock issued and outstanding and 53,066,744 shares reserved for issuance under options and restricted stock units, warrants and preferred stock. If the Exchange Ratio selected by the Board is 1-for-15, for every 15 shares of Common Stock held by a stockholder, one share would remain issued and outstanding such that, after the reverse split, there would be 4,214,265 shares of our Common Stock issued and outstanding and 3,537,783 shares reserved for future issuance, leaving 112,247,952 unreserved shares available for future transactions.

The following table presents examples, as of November 13, 2017, relating to the impact of the Reverse Split on our Common Stock based on certain of the Exchange Ratios available for selection by our Board, without giving effect to any adjustments for fractional shares of Common Stock:

Exchange Ratio	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding(1)	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized and Available for Issuance
Pre- Split	120,000,000	63,213,973	53,066,744	3,719,283
1-for-10	120,000,000	6,321,397	5,306,674	108,371,928
1-for-15	120,000,000	4,214,265	3,537,783	112,247,952
1-for-20	120,000,000	3,160,699	2,653,337	114,185,964

(1)  As of November 13, 2017 and does not take into account the cancellation of any fractional shares, with respect to which holders would be entitled to a cash payment. See, “Treatment of Fractional Shares.”

Based on the closing market price per share on November 13, 2017, ($0.41), under current market conditions, we expect that we might be able to raise post-Reverse Split, assuming no warrant coverage and an Exchange Ratio of 10, 15 and 20, up to $44.4, $46.0, and $46.8 million, respectively, from an equity offering of all shares available for issuance under the Amended Certificate of Incorporation.

In addition to providing sufficient additional shares to support needed financing activities for the next several years, the increase in authorized shares resulting from the Reverse Split will also provide our Board the authority and flexibility to pursue a variety of business and financial objectives without further action of the stockholders, although we will be required under the DGCL to seek stockholder approval of significant transactions, including a merger, certain acquisitions or other business combination.

Higher Share Price

When the Board effects the Reverse Split, our stock price per share will increase, at least initially, in relation to the Exchange Ratio, which could return the value per share of our Common Stock to a more favorable level. For example, on November 13, 2017, the closing price per share of our Common Stock on the OTCQB® market (which is operated by the OTC Markets Group Inc.) was $0.41. If the Reverse Split were implemented at an Exchange Ratio of 15, the price per share of our Common Stock initially would be adjusted to $6.15 (= $0.41 x 15). Such an increase in price per-share could enhance the acceptability and marketability of our Common Stock. As a matter of policy, many institutional investors will not hold in their portfolios securities priced below a minimum value per share, which reduces the number of potential buyers for our Common Stock. If our shares could trade at a higher price, we potentially could qualify under the portfolio guidelines of institutional investors and investment funds that currently will not hold our stock. Moreover, our Common Stock is currently considered a “penny stock,” such that brokers are required to adhere to more stringent market rules and monitoring activities, which could result in reduced trading activity and few or no advisors and analysts at broker dealers who will follow our stock. Increasing our stock price may make it easier for individual brokers to recommend our Common Stock, which could generate increased interest in our stock. If a price increase would generate increased interest in our stock, we anticipate that our Common Stock potentially would have greater liquidity. There can be no assurance, however, that a Reverse Split would result in any increased interest, or that our Common Stock would achieve and maintain a price level that would meet investing guidelines of institutional investors who currently will not consider investing in our Common Stock.

In addition, if as a result of the Reverse Split our stock bid price increases and is sustained at a level above $4.00 per shares, it will facilitate our potential re-listing on the Nasdaq Stock Market in the future. On May 3, 2017, we were notified by The Nasdaq Stock Market LLC that the Nasdaq Qualifications Hearings Panel had determined to delist our Common Stock from The Nasdaq Capital Market® (“Nasdaq”).  Trading in our Common Stock was suspended and our shares began trading on the OTCQB® Market (“OTCQB”), which is operated by OTC Markets Group Inc., under the symbol “WINT” effective Friday, May 5, 2017.  On July 21, 2017, after all appeal periods had expired, Nasdaq filed a Form 25 announcing the removal of our stock from the Nasdaq Market. To relist on Nasdaq, among other things, we would have to meet the initial listing requirements under the Nasdaq Listing Rules, including having and maintaining a closing price per share of $4.00.

Reduced Transaction Expense

As investors tend to pay commissions based on the number of shares traded, commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock. As a result, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total value, which may limit interest in our Common Stock. If we were to successfully raise our price per share, it may be that our investors would incur lower transaction costs in trading our stock, although stockholders who hold odd-lot positions (less than 100 shares) after a reverse split could experience increased transaction costs in selling their shares.

Authorized Shares

At the time the Reverse Split is implemented, the Authorized Shares action will cause the number of shares authorized under our Amended Certificate of Incorporation to remain unchanged at 120 million shares. The Authorized Shares action will not be affected by the Exchange Ratio selected by our Board. As a consequence, if the Board selects an Exchange Ratio at the higher end of the range, more shares will become available for future issuance than if a lower Exchange Ratio is selected. This is because the higher Exchange Ratio will reduce the issued and outstanding and reserved shares by a greater amount, leaving more shares available for future issuance.

Potential Effects of Authorized Shares

The Authorized Shares action will not alter the current number of issued shares or change the relative rights and limitations of the shares of Common Stock held by our stockholders. However, because our stockholders have no preemptive rights to purchase or subscribe for any of our unissued Common Stock, the issuance of additional shares of Common Stock would reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. In the absence of a proportionate increase in our future earnings and book value, an increase in the number of our outstanding shares of Common Stock would dilute our projected future earnings per share, if any, and book value per share of all our outstanding shares of Common Stock. If these factors were reflected in the price per share of our Common Stock, the potential realizable value of a stockholder’s investment could be adversely affected.

The proposed increase in unissued and unreserved authorized shares of Common Stock could have other effects on our stockholders. An increase in our outstanding shares could potentially deter takeovers, in that additional shares could be issued in one or more transactions that could make a change in control or takeover more difficult. For example, we could issue additional shares so as to dilute the stock ownership or voting rights of persons seeking to obtain control without our agreement. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.

INFORMATION ABOUT THE REVERSE SPLIT

WHAT YOU NEED TO KNOW

Effect of the Reverse Split on our outstanding shares of Common Stock

The Reverse Split will be effective immediately and without further action by our stockholders upon our filing of and in accordance with the Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. Individual stockholders will own fewer shares after the Reverse Split, equal to the number of shares owned prior to the Reverse Split divided by the Exchange Ratio selected by the Board, and cash in lieu of any resulting fractional share. The Reverse Split will not change the number of stockholders of record, although it may increase the number of stockholders holding odd-lot positions in our Common Stock. Following the Reverse Split, all shares will remain fully paid and non-assessable.

Effect of the Reverse Split on our authorized capital stock

Our authorized capital stock consists of 120 million shares of Common Stock and 5 million shares of Preferred Stock. The Board has determined that the Reverse Split will be effected without giving effect to any reduction in the number of authorized shares of Common Stock, such that the number of authorized shares of Common Stock will remain the same. The number of shares of authorized Preferred Stock would also not change.

The par value of our Common Stock will remain unchanged post-split at $0.001 per share.  The value of our Common Stock as designated on our consolidated balance sheet will be decreased proportionately based on the Exchange Ratio with a corresponding increase in additional paid-in capital. “Net loss per common share” will increase proportionately as a result of the Reverse Split since there will be fewer shares outstanding.  In future financial statements, “net loss per common share” for periods ending before the reverse split will be recast to give retroactive effect to the reverse split. We do not anticipate any other material accounting consequence will arise as a result of the Reverse Split.

Treatment of fractional shares

No fractional shares will be issued as a result of the Reverse Split. Stockholders who otherwise would be entitled to receive a fractional share of Common Stock because they hold a number of shares not evenly divisible by the Exchange Ratio selected by the Board will be entitled to receive cash in an amount equal to the product obtained by multiplying (i) the closing price of our Common Stock on the business day immediately preceding the effective date of the Reverse Split as reported on the OTCQB by (ii) the number of shares of our Common Stock held by the stockholder that would otherwise have been exchanged for the fractional share interest. No interest will be paid on any cash amount representing fractional shares between the effective date of the Reverse Split and the date of payment.

Effect of the Reverse Split on options, restricted stock awards and warrants

The number of shares of Common Stock subject to outstanding options, restricted stock awards and warrants will automatically be reduced by a factor equal to the Exchange Ratio applied for the Reverse Split. The per-share exercise price of options and warrants will also be increased by the same factor, so that the aggregate dollar amount payable for the purchase of shares of Common Stock subject to options and warrants will remain unchanged. For example, if an option holder has options to purchase 1,000 shares at an exercise price of $1.00 per share, if the Reverse Split is effected at the Exchange Ratio of 1-for-10, the number of shares that may be purchased pursuant to the option will be reduced to 100 shares and the exercise price at which the shares may be purchased will be proportionately increased to $10.00 per share. In connection with the Reverse Split, the number of shares of Common Stock issuable upon exercise or conversion of outstanding stock options, restricted stock awards and warrants will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding. In addition, under our long-term incentive plans, the Reverse Split will reduce the number of shares of Common Stock available for future issuance in proportion to the Exchange Ratio applied for the Reverse Split.

Warrants issued in connection with our financing activities will generally be adjusted as described in the foregoing paragraph, subject to such other adjustments as may be provided in the applicable warrant agreements.

No going private transaction

Notwithstanding the decrease in the number of outstanding shares of Common Stock resulting from the Reverse Split, the Board does not intend that the Reverse Split would be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Registration and trading of our Common Stock

Our Common Stock is currently registered under Section 12(g) of the Exchange Act, and we are subject to periodic reporting and other requirements of the Exchange Act. The Reverse Split will not affect the registration of our Common Stock under the Exchange Act or our obligation to publicly file financial and other information with the SEC. When the Reverse Split is implemented, our Common Stock will begin trading on a post-split basis on the effective date that we announce by press release.  On the effective date, our trading symbol on the OTCQB will change to “WINTD.”  The “D” will be removed 20 business days from that date, and the symbol will revert to the original symbol of “WINT.”  In connection with the reverse stock split, the Company’s CUSIP number (which is an identifier used by participants in the securities industry to identify our Common Stock) will change.

Procedures to Implement a Reverse Split

The reverse split will occur on the date set forth in the Amended Certificate of Incorporation effecting the reverse split as filed with the Secretary of State of the State of Delaware (the effective date) unless otherwise specified in such Amended Certificate of Incorporation, without any action on the part of our stockholders and without regard to the date that any stock certificates representing the stock prior to the reverse split are physically surrendered for new stock certificates.

Exchange of book-entry shares

Stockholders whose shares are uncertificated and held in “street name” with a broker, either as direct or beneficial owners, will have their holdings electronically adjusted by their brokers to give effect to the Reverse Split. Any payments in lieu of fractional shares will also be processed by the brokers.

Exchange of shares held in certificate form

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM OUR TRANSFER AGENT.

As soon as practicable after the effective date, our transfer agent, acting as exchange agent, will mail to each stockholder of record whose shares are held in certificate form transmittal forms to be used in forwarding their certificates for surrender and exchange for the whole number of new shares of our Common Stock that such stockholder is entitled to receive as a result of the reverse split. For ease of stockholder record-keeping, we ask that the transfer agent provide instructions for the exchange of those certificates into book-entry shares in lieu of certificates. The book-entry shares would be held in a separate account on the books of our transfer agent, Continental Stock Transfer and Trust Company, for the benefit of each stockholder. Each stockholder who surrenders certificates will receive a book-entry account statement reflecting the shares of our Common Stock to which such stockholder is entitled as a result of the reverse split, or in lieu thereof, such stockholder may elect to receive new certificates representing the shares of our Common Stock to which he or she is entitled as a result of the reverse split. No book-entry shares or new certificates will be issued to a stockholder until the stockholder has surrendered his or her outstanding certificate(s) together with the properly completed and executed transmittal form. Stockholders of record will receive a check from our transfer agent representing the cash amount due upon surrender to the exchange agent of the certificates representing any fractional shares.

_________________________________________

EXCLUSIVE FORUM

Background and Principal Reasons for the Exclusive Forum Amendment to our Certificate of Incorporation

Our Majority Holder and Board have approved resolutions to amend our Certificate of Incorporation to provide that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for certain legal actions or proceedings against the Company. In particular, this forum selection amendment provides that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a breach of fiduciary duty owed by any of our directors or officers to our Company or our stockholders, any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law, our Amended Certificate of Incorporation or our By-laws; or any action asserting a claim against us that is governed by the internal affairs doctrine.

Our Board of Directors believes that the exclusive forum amendment is in our best interests and the interests of our stockholders because it may help us avoid lawsuits in potentially numerous and different jurisdictions regarding the same matter. The exclusive forum amendment does not restrict the ability of stockholders to bring claims against us nor does it seek to deprive stockholders of rights. Rather, it provides for claims relating to the relationships between and among us, our stockholders and officers and directors – which are matters governed by Delaware law – to be decided by the Delaware Court of Chancery. The Delaware courts have developed considerable expertise in dealing with corporate law issues, as well as a substantial and influential body of case law construing Delaware’s corporate law and long-standing precedent regarding corporate governance. The Court of Chancery is uniquely qualified to decide matters of Delaware law involving Delaware companies. In addition, the Court of Chancery has earned a reputation for the quality and impartiality of its judges, promptly resolving complex corporate law claims and dismissing frivolous claims.

When exclusive forum provisions were first introduced, the enforceability of such provisions was challenged in legal proceedings; however, Delaware has since adopted an amendment to the DGCL expressly authorizing such provisions and their popularity has greatly increased. Our Board and our Majority Holder believe that providing for Delaware as the exclusive forum for the types of disputes listed above is in the best interests of our Company and our stockholders. This amendment was not approved in anticipation of any specific litigation or transaction.

Effect of the Forum Selection Amendment

The exclusive forum amendment is intended to provide for the orderly, efficient and cost-effective resolution of Delaware-law issues affecting us by designating the courts located in the State of Delaware (our state of incorporation) as the exclusive forum for cases involving such issues. However, the forum selection provision may increase the cost of bringing certain legal actions and proceedings and discourage a stockholder from bringing certain legal actions and proceedings against the Company. The provision may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit our Company and our stockholders. Organizing litigation activity involving Delaware law in one logical venue should result in reduced litigation costs, less diversion of management attention and more consistent rulings affecting the Company if the Company is ever exposed to the possibility of having to litigate multiple claims arising out of the same facts in different states. Our Board of Directors believes that the forum selection amendment is in the best interests of the Company and its stockholders because it would appropriately address many of these unnecessary risks.

_________________________________________

THE AMENDED 2011 PLAN

The Board adopted resolutions to amend the 2011 Plan to increase the number of shares of Common Stock authorized for issuance thereunder by 35 million shares from 2,728,572 shares to 37,728,572 shares effective on October 25, 2017. The Majority Holder ratified and approved the Board’s resolution in its Written Consent. Capitalized terms used in this discussion are defined in the Amended 2011 Plan. A description of the Amended 2011 Plan follows this Proposal, and the form of the Amended 2011 Plan is attached to this Information Statement as Appendix II.

2011 Plan

Our Board has long believed that equity incentives are a powerful, necessary and desirable component of our compensation strategy. The 2011 Plan was established to align the interests of our management and employees with those of our stockholders, encourage selected key employees, directors and consultants to acquire a proprietary interest in our future growth and performance, and provide increased incentives to contribute to our future success and prosperity. The 2011 Plan also was intended to support and enhance our ability to attract and retain exceptionally qualified executive, scientific and professional personnel upon whom, in large measure, our progress, growth and profitability depend.

The 2011 Plan was approved by our stockholders in October 2011 with 3.7 million shares available for issuance. Since then, we periodically sought approval to increase the number of shares available for issuance thereunder based on our expected share requirements for approximately 12 to 18 months. Our stockholders approved amendments to increase the number of shares available for issuance under the 2011 Plan in 2012, 2013, and 2014. An amended and restated 2011 Plan was approved in 2016 to extend the application of Section 162 of the Internal Revenue Code (the “Code”) for an additional five years, and following implementation of a reverse split in 2016, the number of shares available for issuance was increased to 1,978,572 shares (post split). Earlier this year, the stockholders approved a further increase in the shares available for issuance under the 2011 Plan to 2,728,572 shares.

A number of factors were discussed before the recent increase in shares available for issuance under the Amended 2011 Plan was adopted. First, during our recent negotiations with Lee’s Pharmaceutical Holdings Limited (“Lee’s”), the parent company of the Majority Holder (LPH), Lee’s indicated a preference that management should have a substantial equity interest in the Company to strongly align management’s interests with those of our stockholders. Lee’s indicated that it thought it important to re-equitize our employees and management team, whose equity incentives have been severely diluted by financings and reverse splits, and wanted the Amended 2011 Plan to have a sufficient number of authorized shares available for issuance to support such grant activity for a period of years. Second, because Lee’s is a public company listed on the Hong Kong Stock Exchange (HKG: 0950), we are advised that, as a subsidiary of Lee’s, future changes to our 2011 Plan will require approval not only by our Majority Holder, but also by the public stockholders of Lee’s. To reduce the frequency of having to secure Lee’s stockholders’ approval going forward, our Board determined to implement a larger increase in shares available for issuance under the 2011 Plan than has been our practice. Third, the shares available for issuance under the Amended 2011 Plan will be adjusted by the Reverse Split when implemented. Based on the foregoing and a review of the 2011 Plan, on October 25, 2017, our Board approved an amendment to the 2011 Plan to increase the number of shares available for issuance under the 2011 Plan by 35 million shares from 2,728,572 shares to 37,728,572 shares.

Section 4(a)(i) of the Amended 2011 Plan reads in its entirety as follows:

“(i) Subject to adjustment as provided in Section 4(b) and to the terms of this Section 4, the total number of Shares reserved and available for delivery pursuant to Awards granted under the Plan shall be (A) thirty-seven million, seven hundred twenty-eight thousand, five hundred seventy-two (37,728,572) shares, plus (B) the number of shares that, immediately prior to the Effective Date, remain available for issuance or delivery under the 2007 Plan, plus (C) the number of shares subject to awards under the 2007 Plan which become available for grant under the Plan in accordance with Section 4(c) after the Effective Date.”

Majority Stockholder Written Consent

The increase in shares available for issuance under the Amended 2011 Plan was effective when adopted by the Board on October 25, 2017. To secure favorable tax treatment pursuant to Section 162(m) and on Form 3921 (with respect to qualifying dispositions of incentive stock options) with respect to the additional shares authorized under the Amended 2011 Plan, stockholder approval must be obtained within 12 months of adoption by the Board. Thus, the Majority Holder adopted a resolution in the Written Consent ratifying and approving the action of our Board.

Compensation Policy – Background

To assure that our compensation strategy is both competitive and within industry custom and practice, the Compensation Committee of the Board has periodically obtained advice from an independent compensation consultant to confirm that our grant practices align with the practices in our industry, and the Committee also compiles and reviews information about the compensation practices of comparable life sciences companies that are similarly situated and that compete with us for talent. Equity incentives generally are a necessary component of any employment offer and annual compensation package for key management and professional and scientific employees. The Committee also generally has granted annual awards of options to purchase shares of Common Stock and restricted stock units to our Board, and options to our management team and key employees. The Committee also has authorized special grants to new directors and new-hire equity incentives.

New Plan Benefits

The amounts of individual future grants and the future grantees under the Amended 2011 Plan are not determinable at any time as awards under the Amended 2011 Plan will be granted in the sole discretion of the Compensation Committee. We cannot determine either the specific persons who may receive awards or the amount or types of any such awards. If the Amended 2011 Plan had been in effect during the fiscal year ended December 31, 2016, we believe that it is likely that no additional awards would have been made.

As of November 13, 2017, the closing market price per share of our Common Stock on the OTCQB (symbol: WINT) was $0.41.

SUMMARY COMPENSATION TABLE

Named Executive Officers

The following table summarizes, for the years 2016 and 2015, the compensation of (1) each individual who served as our principal executive officer at any time during 2016 and (2) the two most highly-compensated executive officers (other than the principal executive officer) who were serving as executive officers on December 31, 2016 ranked by their total compensation for the fiscal year ended December 31, 2016, to whom we collectively refer herein as our “Named Executive Officers.”

To improve readability, the following columns have been removed from the table as there is no reportable information with respect to these items: “Stock Award,” “Non-Equity Incentive Plan Compensation” and “Nonqualified Deferred Compensation Earnings.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Award ($)(1)	All Other Compensation ($)(2)		Total ($)

Craig Fraser
President and Chief Executive Officer	2016	$381,017	$-	$376,564	$6,237		$763,818

Steven G. Simonson, M.D.
Senior Vice President and	2016	329,167	-	87,567	12,000		428,734
Chief Medical Officer	2015	315,000	100,000	242,633	18,001		675,634

John A. Tattory
Senior Vice President,	2016	288,150	-	67,559	8,100		363,809
Chief Financial Officer and Treasurer	2015	265,850	77,000	132,345	10,875		486,070

Former Officer
John G. Cooper
Former President and	2016	34,849	-	225,417	667,513	(4)	927,779
Chief Executive Officer (3)	2015	400,000	150,000	308,805	18,001		876,806

(1)

Represents the grant date fair value of the stock options computed in accordance with Accounting Standards Codification (ASC) Topic 718 “Stock Compensation” (ASC Topic 718). The assumptions that we utilized are described in Note 11, Stock Options and Stock-based Employee Compensation, to our consolidated financial statements for the year ended December 31, 2016. The amounts reported in this column have not been paid to, nor realized by, the Named Executive Officer. In connection with his hiring on February 1, 2016, Mr. Fraser was awarded an inducement grant in accordance with Nasdaq Listing Rule 5635(c)(4) in the form of an option to purchase 204,863 shares of our Common Stock, representing 2.5% of our then outstanding shares, at an exercise price of $2.33 per share, which was the closing price on February 2, 2016 and the price next determined after approval of the grant. The Compensation Committee approved grants to Dr. Simonson and Mr. Tattory on February 2, 2016 for 35,714 and 23,214 shares, respectively, each with an exercise price of $2.33. The Compensation Committee approved grants to Mr. Fraser, Dr. Simonson and Mr. Tattory on July 28, 2016 for 40,000, 25,000 and 25,000 shares, respectively, each with an exercise price of $1.77. The Compensation Committee approved grants to Dr. Simonson, Mr. Tattory and Mr. Cooper, on March 27, 2015 for 19,643, 10,714 and 25,000 shares, respectively, each with an exercise price of $16.38. All options vest in three equal annual installments beginning with the first year anniversary of the date of grant. All options have a term of 10 years. Also, in accordance with Mr. Cooper's executive employment agreement, upon termination of his employment, his Executive Equity Awards continued to vest for a period of 18 months, and will be exercisable for a period of 36 months after the date of termination. An additional incremental fair value was computed as of January 31, 2016 for Mr. Cooper, reflecting the modification of the award for the required service period.

(2)

The reported amount reflects the Company match under the Company's 401(k) Plan, except for Mr. Cooper in 2016 (See Note (4) below). During 2016 and 2015, as applicable, the aggregate perquisites and other personal benefits afforded to each Named Executive Officer was less than $10,000, calculated as the incremental cost of providing such benefits to each Named Executive Officer, in accordance with SEC disclosure rules. This amount does not include the cost of medical and health benefits, as such benefits are available to all of our employees. See also, “- Retirement Benefits,” and “- Executive Employment Agreements.”

(3)	Mr. Cooper resigned his position effective January 31, 2016.

(4)	The reported amount reflects amounts paid to Mr. Cooper in accordance with his Executive Employment Agreement - Severance ($550,000); Accrued Vacation ($117,513).

Executive Employment Agreements

This narrative description of the Named Executive Officers executive employment agreements is provided to help with an understanding of the information disclosed in the Summary Compensation Table.

On March 26, 2013, the Compensation Committee approved a form of executive employment agreement (the “Executive Agreements”) for senior executive officers. These agreements had an initial term expiring on March 31, 2015. In December 2014, we entered into amendments to the Executive Agreements to eliminate automatic acceleration of outstanding equity awards upon a change in control and to extend the term of the agreements two years through March 31, 2017. The following describes the key terms of the Executive Agreements, including for Messrs. Fraser and Tattory and Dr. Simonson, as in effect on December 31, 2016.

●

The Executive Agreements were effective February 1, 2016 for Mr. Fraser, April 1, 2014 for Mr. Tattory and December 19, 2014 for Dr. Simonson. Mr. Fraser’s agreement is effective until terminated. For Mr. Tattory and Dr. Simonson, beginning on April 1, 2017, the Compensation Committee or an executive may determine not to renew an agreement and provide notice of non-renewal to the other party at least 90 days prior to the expiration date. Since no such notice was provided, the term of the Executive Agreements has automatically been extended for two additional years, until March 31, 2019. The Executive Agreements include a 12-month post-employment noncompetition agreement, an 18-month non-solicitation agreement, and provide for confidentiality and the assignment to the Company of all intellectual property. Mr. Fraser’s base salary on the effective date of his agreement was $415,000. Effective in February 2016, the base salaries of Mr. Tattory and Dr. Simonson were increased to $290,000, and $330,000, respectively. Effective March 1, 2017, the base salaries of Messrs. Fraser and Tattory and Dr. Simonson were increased to $427,450, $318,375 and $339,075, respectively. Each executive has a target annual bonus (“Annual Bonus Amount”), which is a percent of base salary and is awarded at the discretion of the Compensation Committee. The Annual Bonus Amount for Mr. Fraser is 50%, and for each of Mr. Tattory and Dr. Simonson, 30%, of such individual’s base salary.

●

Upon termination by us without Cause or by the executive for Good Reason (in each case as defined in the Executive Agreements), in addition to any amounts or benefits that are due under any of our vested plans or other policy, and on the condition that the executive enters into a separation agreement containing a final and effective plenary release of claims in a form acceptable to us, each executive will be entitled to: (i) a pro rata bonus equal to a percentage of the executive’s Annual Bonus Amount determined by dividing the total actual bonuses paid to other contract executives for the year in which the termination occurs by the aggregate of such other contract executives’ total target bonuses for that year, and further prorated for the number of days the executive was employed in the year of termination, payable at the time that other contract executives are paid bonuses with respect to the year of termination; (ii) a severance amount equal to the sum of the executive’s base salary then in effect (determined without regard to any reduction constituting Good Reason) and the Annual Bonus Amount, payable in equal installments from the date of termination to the date that is 12 months after the date of termination (the “Severance Period”); and (iii) all vested stock options, restricted stock grants and other similar equity awards held by the executive (“Executive Equity Awards”) shall continue to be exercisable during the Severance Period. In addition, during the Severance Period, if the executive elects to continue medical benefits through the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA), we will continue to pay our costs of the executive’s and his or her dependents’ benefits as in effect on the date of termination as such benefits are provided to active employees. If COBRA coverage is unavailable, we will reimburse the executive an amount which, after taxes, is sufficient to purchase medical and dental coverage substantially equivalent to that which the executive and his dependents were receiving immediately prior to the date of termination and that is available to comparable active employees, reduced by the amount that would be paid by comparable active employees for such coverage under our plans, and provided further, that our obligation to provide benefits will cease or be reduced to the extent that a subsequent employer provides substantially similar coverage. All of our obligations to an executive shall cease if at any time during the Severance Period the executive engages in a material breach of the Executive Agreement and fails to cure such breach within five business days after receipt from us of notice of such breach.

●

Upon termination in connection with a Change of Control (as defined in the Executive Agreements), in addition to the benefits that arise upon a Change of Control (discussed below) and any benefits that are due to an executive under any vested plans or other policies, the executive shall be entitled to: (i) a pro rata bonus equal to the executive’s Annual Bonus Amount and prorated for the number of days the executive was employed in the year of termination, payable in a lump sum within 10 days after the date of termination; (ii) a severance amount equal to 1.5 times the sum of the executive’s base salary then in effect (determined without regard to any reduction constituting Good Reason) and the Annual Bonus Amount, payable in a lump sum within 10 days after the date of termination except in certain circumstances; and (iii) all Executive Equity Awards shall accelerate and become fully vested and any restrictions under restricted stock agreements will be lifted. In addition, if the executive elects to continue medical benefits through COBRA, for a period of 18 months, we will continue to pay our costs of the executive’s benefits as in effect on the date of termination as such benefits are provided to active employees. If COBRA coverage is unavailable, we will reimburse the executive an amount which, after taxes, is sufficient to purchase coverage that is substantially equivalent to the coverage available to comparable active employees on the date of termination, reduced by the amount that would be paid by comparable active employees, provided that our obligation to provide benefits shall cease or be reduced to the extent that a subsequent employer provides substantially similar coverage. All of our obligations to an executive shall cease if at any time during the Severance Period the executive engages in a material breach of the Executive Agreement and fails to cure such breach within five business days after receipt from us of notice of such breach. If the foregoing payments shall be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax, they will automatically be reduced to the extent and in the manner provided in the Executive Agreements.

●

Upon a Change of Control and assuming the executive remains employed, (i) the term of the Executive Agreements (if shorter) shall be automatically extended until the second anniversary of the date of the Change of Control; and (ii) during the remaining term of the Executive Agreements (as extended), and provided that an executive is employed on the last day of a fiscal year ending in that period, the executive will be entitled to an annual bonus at least equal to the Annual Bonus Amount, payable no later than March 15 in the next succeeding fiscal year.

We do not currently have a policy providing for recovery of discretionary cash bonus payments paid to our executive officers if the performance achievements or other facts and circumstances that informed such payments were to be restated or found not to have been as believed. However, as a public company subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, if we are required as a result of misconduct to restate our financial results due to material non-compliance with any financial reporting requirements under federal securities laws, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive.

Executive Separation Agreements

Effective February 1, 2016, we terminated the employment of our former President and Chief Executive Officer (“Former CEO”). Pursuant to his Executive Agreement dated April 1, 2013, as amended December 29, 2014, he was entitled to receive the benefits outlined above under the caption “Executive Employment Agreements” with respect to a termination without Cause except as follows: (i) the Former CEO’s severance amount equaled 1.5 times the sum of his base salary then in effect (determined without regard to any reduction constituting Good Reason) and the Annual Bonus Amount, (ii) the Severance Period expired August 1, 2017, and (iii) all of the Former CEO’s Equity Awards continued to vest through August 1, 2017, and are exercisable through February 1, 2019. In addition, the Former CEO agreed to cooperate in the transition of his duties and responsibilities and in other matters as we may reasonably request for up to 10 hours per month during the Severance Period.  We agreed, with certain exceptions, to pay the Former CEO an hourly rate for his time in excess of 10 hours per month. We did not request the Former CEO to provide such services.

Outstanding Equity Awards at Fiscal Year-End 2016

The following table shows the number of shares covered by exercisable and unexercisable options held by the Named Executive Officers on December 31, 2016. To improve readability, the following columns have been removed from the table as there is no reportable information with respect to these items: “Option Awards – Equity Incentive Plan Awards: No. of Securities Underlying Unexercised Unearned Options,” “Stock Awards: Number of Shares or Units of Stock That Have Not Vested,” and “– Market Value of Shares or Units of Stock That Have Not Vested.”

	Option Awards
	No. of Securities	No. of Securities
Named	Underlying	Underlying		Option	Option
Executive	Unexercised Options	Unexercised Options		Exercise	Expiration
Officer	-Exercisable	-Unexercisable		Price ($)*	Date

Craig Fraser		204,863	(1)	$2.33	2/2/26
		40,000	(2)	1.77	7/28/26

Steven G. Simonson, M.D.	6,191	2,380	(3)	23.80	5/19/24
	6,549	13,094	(4)	16.38	3/27/25
		35,714	(5)	2.33	2/2/26
		25,000	(2)	1.77	7/28/26

John A. Tattory	357			378.00	1/28/18
	238			405.30	9/26/18
	95			254.10	12/12/18
	5,357			25.62	10/7/21
	2,857			37.94	5/4/22
	5,715			33.04	3/26/23
	4,287	2,142	(6)	36.12	3/6/24
	3,573	7,141	(4)	16.38	3/27/25
		23,214	(5)	2.33	2/2/26
		25,000	(2)	1.77	7/28/26

John G. Cooper	762			686.70	6/21/17
	714			548.10	12/11/17
	1,270			405.30	12/12/18
	635			254.10	12/12/18
	17,857			25.62	2/1/19
	9,286			37.94	2/1/19
	25,000			33.04	2/1/19
	4,762	2,381	(7)	36.12	2/1/19
	8,335	16,665	(7)	16.38	2/1/19

*	Adjusted where applicable to reflect the 1-for-15 reverse stock split effective December 28, 2010 and the 1-for-14 reverse stock split effective January 22, 2016.

(1)

In connection with the hiring of Mr. Fraser on February 1, 2016, Mr. Fraser was awarded an inducement grant in accordance with Rule 5635(c)(4) of The Nasdaq Marketplace in the form of an option to purchase 204,863 shares of our Common Stock, representing 2.5% of our outstanding shares.  These options vest in equal installments on the first three anniversaries of the February 1, 2016 grant date, assuming that the officer continues to be employed with the Company through each vesting date.  These options expire on the tenth anniversary of the grant date.

(2)

These options vest and become exercisable in equal installments on the first three anniversaries of the July 28, 2016 grant date, assuming that the officer continues to be employed with the Company through each vesting date.  These options expire on the tenth anniversary of the grant date.

(3)

Represents unvested portion of option award that began vesting as follows: 1,429 vested on the May 29, 2014 grant date and thereafter the remaining options began vesting in three equal annual installments on the first anniversary of the May 19, 2014 grant date. The unvested portion vested on the third anniversary of the May 29, 2014 grant date.  These options expire on the tenth anniversary of the grant date.

(4)

Represents the unvested portion of the option award that began vesting in three equal annual installments on the first anniversary of the March 27, 2015 grant date. The unvested portion for 2017 has vested and, for 2018, will vest on the third anniversary of the March 27, 2015 grant date, assuming that the officer continues to be employed with the Company through that vesting date.  These options expire on the tenth anniversary of the grant date.

(5)

These options vest and become exercisable in equal installments on the first three anniversaries of the February 2, 2016 grant date, assuming that the officer continues to be employed with the Company through each vesting date. The unvested portion for 2017 has vested.  These options expire on the tenth anniversary of the grant date.

(6)

Represents the unvested portion of the option award that began vesting in three equal annual installments on the first anniversary of the March 6, 2014 grant date. The unvested portion vested in two equal installments on the second and third anniversaries of the March 6, 2014 grant date. These options expire on the tenth anniversary of the grant date.

(7)

Under his employment agreement with us, Mr. Cooper's options continued to vest through August 1, 2017, a period of 18 months after the February 1, 2016 executive employment agreement termination date. Mr. Cooper's options are exercisable until the earlier of the expiration of their term or February 1, 2019 (36 months after the executive employment agreement termination date). The unvested portion vested on the third anniversary of the March 6, 2014 grant date.

Retirement Benefits

During 2016, none of our Named Executive Officers participated in any plan that provides for the payment of retirement benefits, or benefits that will be paid primarily following retirement, other than our 401(k) savings plan (“401(k) Plan”). Under the 401(k) Plan, eligible employees (as defined in the 401(k) Plan) may elect to make pre-tax deferrals or Roth deferrals up to the maximum amount allowed by law (which was limited for this purpose in 2016 to $18,000). The 401(k) Plan also permits (i) rollover contributions and (ii) catch up contributions by employees age 50 and over (which was limited for this purpose in 2016 to $6,000). Under the 401(k), we may make matching contributions, which equaled 50% of an employee’s deferred compensation in 2016, and 75% of an employee’s deferred compensation in 2015. We satisfy our commitment to make a quarterly match on regular contributions and a year-end match on all catch up contributions in the form of shares of our Common Stock determined by reference to the lower of (i) the average closing price of shares of our Common Stock on all trading days in the applicable quarter, or (ii) the closing price of our Common Stock on the last trading day of the quarter.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table describes as of December 31, 2016 the number of shares of our Common Stock issuable upon exercise of outstanding options. Except as described in footnote 3 to the table, there are no equity incentive plans not approved by security holders (other than our 401(k) Plan under which the Company match is made in shares of our Common Stock), that line of the table has been omitted.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b) (4)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a) (c)
Equity compensation plans approved by security holders

2011 Long-Term Incentive Plan	941,892	$11.91	1,042,313

2007 Long-Term Incentive Plan (1)	12,338	$384.72	-

Amended and Restated 1998 Stock Incentive Plan (2)	506	$652.50	-

Equity compensation plans not approved by security holders

Inducement Grant (3)	204,863	$2.33	-

Total	1,159,599	$14.46	1,042,313

(1)

The 2007 Plan terminated on the effective date of the 2011 Plan. All shares that were available under the 2007 Plan, including any that are expired forfeited or otherwise returnable to the 2007 Plan are transferred to and become available for grant under the 2011 Plan. All awards granted under the 2007 Plan continue to be governed by the terms of the 2007 Plan and the award agreements.

(2)	The 1998 Plan expired on the effective date of the 2007 Plan. All awards granted under the 1998 Plan continue to be governed by the terms of the 1998 Plan and the award agreements.

(3)

In connection with the hiring of Mr. Fraser on February 1, 2016, Mr. Fraser was awarded an inducement grant in accordance with Nasdaq Listing Rule 5635(c)(4) in the form of an option to purchase 204,863 shares of our Common Stock, representing 2.5% of our outstanding shares.

(4)

The Weighted-Average Exercise Price of Outstanding Options has been adjusted where applicable to reflect the 1-for-15 reverse stock split effective December 28, 2010 and the 1-for-14 reverse stock split effective January 22, 2016.

DIRECTOR COMPENSATION

Each of our non-employee directors receives cash compensation for his services. Directors who are also employees are not compensated separately for serving on the Board or any of its committees. On June 9, 2015, the Compensation Committee and Board approved annual cash compensation for non-employee directors as follows: (i) $8,750 per quarter for all directors other than the Chairman of the Board, and $15,000 per quarter for the Chairman of the Board; (ii) $3,750 per quarter for the director who served as Chairman of the Audit Committee; (iii) $2,500 per quarter for the director who served as Chairman of the Compensation Committee; (iv) $1,875 per quarter for the director who served as Chairman of the Nomination and Governance Committee; (v) $1,750 per quarter for each director who served as a non-Chairman member of the Audit Committee; (vi) $1,250 per quarter for each director who served as a non-Chairman member of the Compensation Committee; and (vii) $1,000 per quarter for each director who served as a non-Chairman member of the Nomination and Governance Committee. In addition, in order to better align the interests of our Board with our stockholders, the Compensation Committee considers and recommends to the Board long-term equity compensation. On August 4, 2016, in addition to approving retainers for the following year in the amounts authorized under the June 9, 2015 resolutions, the Compensation Committee approved an award to each non-employee director of options to purchase our Common Stock and restricted stock units as set forth in the table below. These awards, which were issued pursuant to the 2011 Plan, were approved after due consideration of the practices of other similarly situated biotechnology companies in providing equity compensation to their non-employee directors. The foregoing annual compensation amounts and equity awards will remain in effect until superseded. The Compensation Committee plans to conduct a review of peer company director compensation practices periodically, including before considering changes to our director compensation policy and amounts in the future.

The following chart summarizes the cash and non-cash compensation paid to our non-employee directors during the year ended December 31, 2016. To improve readability, the following columns have been removed from the table, as there is no reportable information with respect to these items: “Non-Equity Incentive Compensation” and “Change in Pension Value and Nonqualified Deferred Compensation Earnings.”

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (2)	Total

John R. Leone	$69,000	$8,000	$18,960	$95,960
Joseph M. Mahady	52,000	8,000	18,960	78,960
Bruce A. Peacock	59,000	8,000	18,960	85,960
Marvin E. Rosenthale, Ph.D.	49,500	8,000	18,960	76,460

(1)  Represents the grant date fair value of the stock award, equivalent to the closing stock price on the grant date, computed in accordance with Accounting Standards Codification (ASC) Topic 718. On August 4, 2016, the Compensation Committee approved stock awards for each director of 4,348 restricted stock units. All restricted stock units awarded in 2016 vested in full on the first anniversary of the grant.

(2)  Represents the grant date fair value of the stock options computed in accordance with ASC Topic 718 “Stock Compensation” (ASC Topic 718). The assumptions that we utilized are described in Note 11 - Stock Options and Stock-based Employee Compensation, to our consolidated financial statements for the year ended December 31, 2016. The amounts reported in this column have not been paid to, nor realized by, the director. On August 4, 2016, the Compensation Committee approved grants for each director of options to purchase 15,000 shares with an exercise price of $1.84. These options vested in full on the first anniversary of the grant. All options have a term of 10 years.

In addition to the items included in the foregoing chart, directors are entitled to reimbursements for their travel, lodging and other expenses incurred in connection with attendance at meetings of the Board, Board committee meetings and related activities.

Pursuant to our Certificate of Incorporation, we indemnify our directors to the maximum extent permissible under the DGCL. In addition, we have entered into indemnity agreements with our officers and directors that provide, among other things, that we will indemnify them, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director, officer, or other agent of ours, and otherwise to the fullest extent permitted under the DGCL and our Amended and Restated By-Laws (“By-Laws”). These agreements were updated and re-executed in January 2016.

APPENDIX I

FORM OF

CERTIFICATE OF AMENDMENT TO

THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

WINDTREE THERAPEUTICS, INC.

(Pursuant to Sections 228 and 242 of the

General Corporation Law of the State of Delaware)

The Corporation was originally incorporated on November 6, 1992, under the name “Ansan, Inc.” The Corporation changed its name on November 25, 1997, to Discovery Laboratories, Inc. The Corporation changed its name again on April 15, 2016, to Windtree Therapeutics, Inc.

This Certificate of Amendment to the Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware (“Delaware Corporation Law”) and the amendments set forth below shall become effective upon the filing and effectiveness pursuant to the Delaware Corporation Law of this of Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation:

1.     Upon the filing and effectiveness (the “Effective Time”) pursuant to the Delaware Corporation Law of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation, as amended, each __ share(s) of the Corporation’s common stock (“Share''), par value $0.001 per share (the “Common Stock”), issued and outstanding immediately prior to the Effective Time shall automatically be combined into one (l) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No fractional shares will be issued as a result of the Reverse Stock Split. Instead, Stockholders who otherwise would be entitled to receive a fractional shares of Common Stock as a consequence of the Reverse Stock Split will be entitled to receive cash in an amount equal to the product obtained by multiplying (i) the closing price of our Common Stock on the business day immediately preceding the effective date of the Reverse Stock Split as reported on the OTCQB® by (ii) the number of shares of our Common Stock held by the Stockholder that would otherwise have been exchanged for the fractional share interest. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

2.     The first paragraph of Article FOUR of the Amended and Restated Certificate of Incorporation is amended and restated to read as follows:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is 125,000,000, consisting of 120,000,000 shares of Common Stock, par value $.001 per share (the “Common Stock”), and 5,000,000 shares of preferred stock, par value $.001 per share (the “Preferred Stock”).”

3.     A new Article Nine is added to the Amended and Restated Certificate of Incorporation to read as follows:

“ARTICLE NINE

The Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the Delaware Corporation Law or the Corporation’s Certificate of Incorporation or Bylaws, or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine.”

4.     Article Nine of the Amended and Restated Certificate of Incorporation shall be renumbered to Article Ten.

5.     This Certificate of Amendment shall become effective on December 22, 2017 at 12:01 a.m. Eastern Time.

6.     Except as set forth in this Certificate of Amendment, the Amended and Restated Certificate of Incorporation, as amended, remains in full force and effect.

IN WITNESS WHEREOF, Windtree Therapeutics, Inc. has caused this Certificate of Amendment to be signed by its duly authorized officer this ____ day of December, 2017.

Windtree Therapeutics, Inc.

                              By:     /s/ Craig E. Fraser

           Craig E. Fraser

           President and Chief Executive Officer

APPENDIX II

WINDTREE THERAPEUTICS, INC.

2011 LONG-TERM INCENTIVE PLAN (AS AMENDED)

SECTION 1.                         PURPOSE

The purposes of this 2011 Long-Term Incentive Plan (the “Plan”) are to encourage selected Employees, Directors and Consultants of Windtree Therapeutics, Inc. (together with any successor thereto, the “Company”) and its Subsidiaries to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its shareholders, and to enhance the ability of the Company and its Subsidiaries to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.  This Plan shall be effective on the Effective Date (as defined in Section 16 below).

SECTION 2.                         DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

(a)	“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, Other Stock-Based Award, or cash granted under the Plan.

(b)

“Award Agreement” shall mean any written agreement, contract, or other instrument or document, including an electronic communication, as may from time to time be designated by the Company as evidencing any Award granted under the Plan.

(c)	“Board” shall mean the Board of Directors of the Company.

(d)

“Cause”, with respect to any Employee or Consultant of the Company or a Subsidiary, shall have the meaning set forth in such person’s employment, consulting or other applicable agreement, or, in the absence of any such agreement or if such term is not defined in any such agreement, shall mean any one or more of the following, as determined by the Committee:

(i)	willful misconduct or gross negligence in the performance of such person’s duties;

(ii)

willful and continued failure or refusal to perform satisfactorily any duties reasonably requested in the course of such person’s employment by, or service to, the Company (other than a failure resulting from such person’s disability); or

(iii)

fraudulent, dishonest or other improper conduct engaged in by such person that causes, or has the potential to cause, harm to the Company or any of its Subsidiaries, or its or their business or reputation, including, without limitation, such person’s violation of any policies of the Company applicable to such person, such person’s violation of laws, rules or regulations applicable to such person, criminal activity, habitual drunkenness or use of illegal drugs.

(e)

“Change in Control” shall have the meaning, if any, set forth in a Participant’s employment, consulting or other applicable agreement, or, if such term is not defined in any such agreement, shall mean either a “Change in Control” as defined in subsection (e)(i) or a “409A Change in Control” as defined in subsection (e)(ii), as specified in the applicable Award Agreement.  If no definition is specified, the term shall mean a 409A Change in Control.

(i)	A “Change in Control” shall mean the occurrence of any of the following events:

(A)

the acquisition, directly or indirectly by any Person (other than the Company, any trustee or other fiduciary under an employee benefit plan of the Company, or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than thirty-five percent (35%) of the total combined voting power of the Company’s outstanding securities;

(B)

a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board ceases to consist of Incumbent Members, which term means members of the Board on the first day of such period and any person becoming a member of the Board subsequent to such date whose election or nomination for election was approved by not less than two-thirds of the members of the Board who then comprised the Incumbent Directors;

(C)

the Company combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, by reason of their being stockholders of the Company, fifty percent (50%) or less of the voting stock of the combined entity; or

(D)

a liquidation of the Company, a sale of all or substantially all of the Company’s assets, or a merger, consolidation or similar transaction in which the Company is not the surviving entity or survives as a wholly-owned or majority-owned subsidiary of another entity.

(ii)	“409A Change in Control” shall mean the occurrence of any of the following events:

(A)

any Person (other than (1) the Company, or (2) any trustee or other fiduciary under an employee benefit plan of the Company), is or becomes the beneficial owner (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Grantee’s Employer (as defined below) by reason of having acquired such securities during the 12-month period ending on the date of the most recent acquisition (not including any securities acquired directly from the Company or its Affiliates) representing thirty percent (30%) or more of the total voting power of the Grantee’s Employer’s then outstanding voting securities;

(B)

the majority of members of the Board of the Grantee’s Employer is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of the Grantee’s Employer before the date of the appointment;

(C)

there is consummated a merger or consolidation of the Grantee’s Employer or any subsidiary thereof with any other corporation or other entity, resulting in a change described in clauses (A), (B), (D), or  (E) of this definition, other than (1) a merger or consolidation that would result in the voting securities of the Grantee’s Employer outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) more than sixty percent (60%) of the total voting power of the voting securities of the Grantee’s Employer or such surviving or parent entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company or the Grantee’s Employer (or similar transaction) in which no Person, directly or indirectly, acquired forty percent (40%) or more of the total voting power of the then outstanding securities of the Grantee’s Employer (not including any securities acquired directly from the Company or its Affiliates);

(D)

a liquidation of the Grantee’s Employer involving the sale to any Person of at least forty percent (40%) of the total gross fair market value of all of the assets of the Grantee’s Employer immediately before the liquidation; or

(E)

the sale or disposition by the Grantee’s Employer or any direct or indirect subsidiary of the Grantee’s Employer to any Person (other than any Subsidiary) of assets that have a total fair market value equal to forty percent (40%) or more of the total gross fair market value of all of the assets of the Grantee’s Employer and its subsidiaries (taken as a whole) immediately before such sale or disposition (or any transaction or related series of transactions having a similar effect), other than a sale or disposition by the Company or the Grantee’s Employer or any direct or indirect subsidiary of either to an entity at least sixty percent (60%) of the total voting power of the voting securities of which is beneficially owned by shareholders of the Company or the Grantee’s Employer in substantially the same proportions as their beneficial ownership of the Company or the Grantee’s Employer immediately prior to such sale.

For purposes of this subsection 2(e)(ii), “Grantee’s Employer” shall mean (1) the corporation for which the Grantee directly provides services or (2) the corporation that is liable for payments of deferred compensation to Grantee (if any) hereunder, or (3) a corporation that is a majority shareholder of either such corporation, or any corporation in a chain of corporations each of which is a majority shareholder of another corporation in the chain, ending with the corporation described in (A) or (B).

(f)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(g)

“Committee” shall mean a committee of the Board, acting in accordance with the provisions of Section 3, designated by the Board to administer the Plan and composed of not less than two Directors.  Each member of the Committee shall qualify as an “outside director” as defined under Section 162(m) of the Code and the regulations promulgated thereunder and as a “non-employee director” under Rule 16b-3 promulgated under the 1934 Act, and shall satisfy any other requirements designated by the Board.  To the extent the Committee has delegated authority (including as described in Section 3(b)) the term “Committee” shall refer to such delegate.

(h)

“Consultant” shall mean any person, including a Director, who is not an Employee and who is engaged by the Company or any Subsidiary thereof, to render services to or for the benefit of the Company or any Subsidiary and is compensated for such services.

(i)	“Director” shall mean a member of the Board.

(j)

“Disability” for each respective Participant shall have the meaning set forth in the Participant’s employment agreement, Award Agreement or other similar agreement with the Company; provided, that if such term is not defined in any such agreement to which the Participant is a party or if Participant is not a party to any such agreement, then “Disability” shall mean (i) with respect to any ISO, a permanent and total disability, within the meaning of Section 22(e)(3) of the Code, and (ii) with respect to any deferred compensation subject to Code Section 409A such term as defined in Treasury Regulation Section 1.409A-3(i)(4)(i)(A) or (B) or 1.409A-3(i)(4)(iii), or (iii) for any other purpose, “disability” as defined in the Company’s long term disability program applicable to the Grantee (or that would be applicable to the Grantee if the Grantee elected coverage).

(k)	“Dividend Equivalent” shall mean any right granted under Section 10 of the Plan.

(l)	“Eligible Person” shall mean an Employee, Director or Consultant.

(m)

“Employee” shall mean any person treated as an employee (including officers and directors) in the records of the Company or any Subsidiary and who is subject to the control and direction of the Company or any Subsidiary with regard to both the work to be performed and the manner and method of performance.  For purposes of the Plan, the payment of a director’s fee by the Company to a Director shall not be sufficient to constitute “employment” of the Director by the Company.

(n)

“Fair Market Value” of a Share on any date of reference shall be determined by the Committee, in its sole discretion, and may be different for different purposes.  For this purpose, the Fair Market Value of a Share on any trading day shall be (i) if the Shares are listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the price of the last sale before or the first sale after the grant, the closing price on the trading day before or the trading day of the grant, the arithmetic mean of the high and low prices on the trading day before or the trading day of the grant, or shall be determined by any other reasonable method using actual transactions in the Shares as reported on such market.  The determination of fair market value for purposes of setting the exercise price or strike price of an award also may be determined using an average selling price during a specified period that is written 30 days before or 30 days after the applicable valuation date, provided the Committee irrevocably commits to grant the Award with an exercise or strike price set using such an average selling price before the beginning of the specified period, or (ii) if clause (i) is not applicable, the mean of the high bid and low asked quotations for a Share as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Shares on at least five of the 10 preceding trading days.  If the information set forth in clauses (i) and (ii) above is unavailable or inapplicable to the Company (e.g., if the Shares are not then publicly traded or quoted), then the “Fair Market Value” of a Share shall be the value as determined by the Committee by the reasonable application of a reasonable valuation method.

(o)	“Incentive Stock Option” and “ISO” shall mean an option granted under Section 6 of the Plan that is intended to meet the requirements of Section 422 of the Code, or any successor provision thereto.

(p)	“1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

(q)	“Non-Qualified Stock Option” shall mean an option granted under Section 6 of the Plan that is not intended to be an Incentive Stock Option.

(r)	“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(s)	“Other Stock-Based Award” shall mean any right granted under Section 11 of the Plan.

(t)	“Participant” shall mean an Eligible Person granted an Award under the Plan.

(u)	“Performance Award” shall mean any right granted under Section 9 of the Plan.

(v)

“Performance Criteria” shall mean any quantitative and/or qualitative measures, as determined by the Committee, which may be used to measure the level of performance of the Company or any individual Participant during a Performance Period, including any Qualifying Performance Criteria.

(w)	“Performance Period” shall mean any period as determined by the Committee in its sole discretion.

(x)	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the 1934 Act and used in Sections 13(d) and 14(d) thereof, including “group” as defined in Section 13(d) thereof.

(y)

“Qualifying Performance Criteria” shall mean one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or related Subsidiary, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group, in each case as specified by the Committee in the Award: achieving specified milestones in the discovery and development, commercialization or manufacturing of one or more of the Company product candidates, obtaining debt or equity financing, achieving personal management objectives, achieving sales, revenue, net income (before or after taxes), net earnings, earnings per share, return on total capital, return on equity, cash flow, cash flow from operations, operating profit and/or margin rate targets, subject to adjustment by the Committee to remove the effect of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence, related to the disposal of a segment or a business, or related to a change in accounting principle or otherwise.

(z)	“Restricted Securities” shall mean Awards of Restricted Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions.

(aa)	“Restricted Stock” shall mean any award of Shares granted under Section 8 of the Plan.

(bb)	“Restricted Stock Unit” shall mean any right granted under Section 8 of the Plan that is denominated in Shares.

(cc)

“Shares” shall mean the common shares of the Company par value $0.001 per share, and such other securities as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 4(b) of the Plan.

(dd)	“Stock Appreciation Right” shall mean any right granted under Section 7 of the Plan.

(ee)	“Subsidiary” shall mean a subsidiary company as defined in Section 424(f) of the Code (with the Company being treated as the employer corporation for purposes of this definition).

(ff)	“2007 Plan” shall mean the Company’s 2007 Long-Term Incentive Plan as amended from time to time.

SECTION 3.                         ADMINISTRATION

Except as otherwise provided herein, the Plan shall be administered by the Committee, which shall have the power to interpret the Plan and to adopt such rules and guidelines for implementing the terms of the Plan as it may deem appropriate. The Committee shall have the ability to modify the Plan provisions, to the extent necessary, or delegate such authority, to accommodate any changes in law and regulations in jurisdictions in which Participants will receive Awards.

(a)	Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to:

(i)	designate Participants and grant Awards under the Plan;

(ii)	determine the size and type or types of Awards to be granted to each Participant under the Plan;

(iii)	determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards;

(iv)	determine the terms and conditions of any Award, and to prescribe Award Agreements evidencing or setting terms thereof, which need not be the same for each Participant;

(v)

determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, or other Awards, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended;

(vi)

determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee;

(vii)	interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;

(viii)	establish, amend, suspend, or waive such rules and guidelines;

(ix)	appoint such agents as it shall deem appropriate for the proper administration of the Plan;

(x)	make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and

(xi)	correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

(b)

Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary, any Participant, any holder or beneficiary of any Award, any shareholder, and any employee of the Company or of any Subsidiary. Subject to the requirements of applicable law and regulations, actions of the Committee may be taken by:

(i)	a subcommittee, designated in writing by the Committee;

(ii)

the Committee but with one or more members abstaining or recusing himself or herself from acting on the matter, so long as two or more members remain to act on the matter. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such members, shall be the action of the Committee for purposes of the Plan; or

(iii)

one or more officers or managers of the Company or any Subsidiary, or a committee of such officers or managers, to whom authority to perform such functions as the Committee may determine, to the fullest extent permitted under Section 157 and other applicable provisions of the Delaware General Corporation Law and the Company’s bylaws, have been delegated and whose authority is subject to such terms and limitations set forth by the Committee in writing, and whose authority shall not extend to any matter relating to Participants who are officers or directors of the Company for purposes of Section 16 of the 1934 Act.

SECTION 4.                         SHARES AVAILABLE FOR AWARDS

(a)	Shares Available.

(i)

Subject to adjustment as provided in Section 4(b) and to the terms of this Section 4, the total number of Shares reserved and available for delivery pursuant to Awards granted under the Plan shall be (A) thirty-seven million, seven hundred twenty-eight thousand, five hundred seventy-two (37,728, 572) shares, plus (B) the number of shares that, immediately prior to the Effective Date, remain available for issuance or delivery under the 2007 Plan; plus (C) the number of shares subject to awards under the 2007 Plan which become available for grant under the Plan in accordance with Section 4(c) after the Effective Date..

(ii)

The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.  Shares subject to an Award or an award under the 2007 Plan that is canceled, expired, forfeited, settled in cash or otherwise terminated or settled without delivery of the full number of Shares subject to such Award to the Participant will again be available for Awards.  In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or an Affiliate, shares delivered or to be delivered in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be available under the Plan by virtue of the Company’s assumption of the plan or arrangement of the acquired company or business.  This Section 4(a)(ii) shall apply to the number of Shares reserved and available for ISOs only to the extent consistent with applicable regulations relating to ISOs under the Code.  Because Shares will count against the number reserved upon delivery (or later vesting) and subject to these share counting rules, the Committee may determine that Awards may be outstanding that relate to more Shares than the aggregate remaining available under the Plan, so long as Awards will not result in delivery and vesting of Shares in excess of the number then available under the Plan.  The Company shall at all times during the term of the Plan retain as authorized and unissued Shares or treasury Shares at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

(iii)	Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

(iv)	Upon the Effective Date, no further Awards shall be granted under the 2007 Plan.

(b)	Adjustments.

(i)

In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event constitutes an equity restructuring transaction, as that term is defined in Statement of Financial Accounting Standards No. 123 (revised) or otherwise affects the Shares, then the Committee shall adjust the following in a manner that is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan:

(A)	the number and type of Shares or other securities which thereafter may be made the subject of Awards;

(B)	the number and type of Shares or other securities subject to outstanding Awards;

(C)	the number and type of Shares or other securities specified as the annual per-participant limitation under Sections 14(e), (f), and (g);

(D)	the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; and

(E)	other value determinations applicable to outstanding awards;

 provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto; and provided further, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(ii)

In the event the Company or any Subsidiary shall assume outstanding employee awards or the right or obligation to make future such awards in connection with the acquisition of another business or another corporation or business entity, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Awards granted under the Plan as so adjusted.

(iii)

The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, any Subsidiary, or the financial statements of the Company or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan.

(c)

Prior Plans. Except as otherwise provided herein, (i) any award made under the Company’s Amended and Restated 1998 Stock Incentive Plan, as amended before the expiration of such plan, shall continue to be subject to the terms and conditions of such plan and the applicable award agreement, and (ii) any award made under the 2007 Plan before the Effective Date shall continue to be subject to the terms and conditions of the 2007 Plan and the applicable award agreement.

SECTION 5.                         ELIGIBILITY

Any Eligible Person shall be eligible to be designated a Participant.

SECTION 6.                         OPTIONS

The Committee is authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a)

Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee no later than the date of grant of such Option; provided, however, and except as provided in Section 4(b), that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

(b)	Option Term. The term of each Option shall be specified in the applicable Award Agreement and shall not exceed ten (10) years from its date of grant.

(c)

Time and Method of Exercise. The Committee shall establish in the applicable Award Agreement the time or times at which and the circumstances under which (including based on achievement of performance goals and/or future service requirements) an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms, including, without limitation, cash, Shares (including Shares deliverable on exercise), other Awards, or other property that does not have a deferral feature, (including through “net exercise” or “cashless exercise” arrangements to the extent permitted by applicable law), or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made, and the method or forms in which Shares will be delivered or deemed delivered in satisfaction of Options.  In addition, the Committee may allow a Participant to exercise any Option by delivering to the Company or its designated agent an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell Shares and deliver the sale proceeds directly to the Company to the extent required to pay the Option exercise price.

(d)

Incentive Stock Options. Only employees (as determined in accordance with Section 3401(c) of the Code) of the Company or a Subsidiary may be granted Incentive Stock Options.  The terms of any Incentive Stock Option granted under the Plan shall be designed to comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.  In addition, Options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Non-Qualified Stock Options) to the extent that either (1) the aggregate Fair Market Value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (2) such Options otherwise remain exercisable but are not exercised within three (3) months of termination of employment (or such other period of time provided in Section 422 of the Code).

SECTION 7.                         STOCK APPRECIATION RIGHTS

The Committee is authorized to grant Stock Appreciation Rights to Eligible Persons.  Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the Participant a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the right as specified by the Committee.

(a)

Grant Price. The grant price of any Stock Appreciation Right shall be determined by the Committee no later than the date of grant, provided, however, that such price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right, and if a Stock Appreciation Right is granted in tandem to an Option, the grant price of the Stock Appreciation Right shall not be less than the exercise price of such Option.

(b)	Term. The term of each Stock Appreciation Right shall be specified in the applicable Award Agreement and shall not exceed ten (10) years from the date of grant.

(c)

Time and Method of Exercise. The Committee shall establish in the applicable Award Agreement the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including achievement of performance goals and/or future service requirements, and the method of exercise, method of settlement, form of consideration payable in settlement (whether cash, Shares or other property) and the methods or forms in which Shares will be delivered or deemed to be delivered, and whether or not a Stock Appreciation Right shall be freestanding or in tandem or combination with any other Award).

SECTION 8.                         RESTRICTED STOCK AND RESTRICTED STOCK UNITS

(a)	Grant. The Committee is authorized to grant Awards of Restricted Stock and Restricted Stock Units to Eligible Persons.

(b)

Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may establish in the applicable Award Agreement (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right), which restrictions may lapse separately or in combination at such time or times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may deem appropriate.  Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the holder of Restricted Stock or Restricted Stock Unit promptly after such restrictions have lapsed.

(c)

Registration. Any Restricted Stock or Restricted Stock Units granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(d)

Consideration.  A Participant shall pay such consideration for Restricted Stock as the Committee may require; provided that the minimum consideration for shares of Restricted Stock (other than treasury shares) shall be the par value of such Shares.

(e)

Forfeiture. Upon termination of service during the applicable restriction period, except as set forth herein or in the applicable Award Agreement or as otherwise determined by the Committee, all Shares of Restricted Stock and all Restricted Stock Units still, in either case, subject to restriction shall automatically be forfeited and reacquired for no additional consideration by the Company.

(f)

Dividend Equivalents.  Unless otherwise determined by the Committee, and subject to Section 10, Dividend Equivalents on Restricted Stock Units shall be either (A) paid with respect to such Restricted Stock Units at the dividend payment date in cash or unrestricted Shares having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Restricted Stock Units, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in Restricted Stock Units, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect, and shall be paid when the Restricted Stock Units to which they relate are settled.  Notwithstanding the foregoing, Dividend Equivalents (whether in the form of Restricted Stock Units or otherwise) on Restricted Stock Units that are contingent on satisfying performance criteria shall be forfeited if the Restricted Stock Units to which they relate are forfeited or otherwise not earned.  Unless otherwise determined by the Committee, cash, Shares or other property distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock and Restricted Stock Units with respect to which such Shares or other property has been distributed.

SECTION 9.                         PERFORMANCE AWARDS

The Committee is hereby authorized to grant Performance Awards to Participants. Performance Awards include arrangements under which the grant, issuance, retention, vesting and/or transferability of any Award is subject to such Performance Criteria and such additional conditions or terms as the Committee may designate.  Performance Awards may be made in cash.  Subject to the terms of the Plan and any applicable Award Agreement, a Performance Award granted under the Plan:

(a)	may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, or other Awards; and

(b)

shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such Performance Periods as the Committee shall establish.

SECTION 10.                         DIVIDEND EQUIVALENTS

The Committee is hereby authorized to grant to Participants Awards under which the holders thereof shall be entitled to receive payments equivalent to dividends or interest with respect to a number of Shares determined by the Committee, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Subject to the terms of the Plan and any applicable Award Agreement, such Awards may have such terms and conditions as the Committee shall determine.

 SECTION 11.                         OTHER STOCK-BASED AWARDS

The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Plan, provided, however, that such grants must comply with applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 11 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, or other Awards, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, and except as provided in Section 4(b), shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

SECTION 12.                         TERMINATION OF EMPLOYMENT OR SERVICE

(a)

For Cause.  Except as otherwise provided by the Committee in an Award Agreement, if a Participant’s employment or service is terminated for Cause (i) the Participant’s Restricted Stock or Restricted Stock Units that are then forfeitable shall thereupon be forfeited, and (ii) any unexercised Option, Stock Appreciation Right, Performance Award, Other Stock-Based Award or cash Award shall terminate effective immediately upon such termination of employment or service.

(b)

On Account of Death.  Except as otherwise provided by the Committee in an Award Agreement, if a Participant’s employment or service terminates on account of death (or if a Participant dies within ninety (90) days following termination of employment due to Disability), then:

(i)	the Participant’s Restricted Stock and Restricted Stock Units that were forfeitable shall thereupon become nonforfeitable;

(ii)

any unexercised Option or Stock Appreciation Right, to the extent exercisable on the date of such termination of employment or service, may be exercised, in whole or in part, within the first twelve (12) months after such termination of employment or service (but only during the term of such Award) after the death of the Participant by (A) his or her personal representative or by the person to whom an Option or Stock Appreciation Right, as applicable, is transferred by will or the applicable laws of descent and distribution or (B) the Participant’s designated beneficiary; and, to the extent that any such Option or Stock Appreciation Right was not exercisable on the date of such termination of employment or service, it will immediately terminate; and

(iii)	the Participant’s rights with respect to any unexercised Performance Shares, Other Stock-Based Awards or cash Awards shall be as set forth in the applicable Award Agreement.

(c)	On Account of Disability. Except as otherwise provided by the Committee in an Award Agreement, if a Participant’s employment or service terminates on account of Disability, then:

(i)	the Participant’s Restricted Stock and Restricted Stock Units that were forfeitable shall thereupon become nonforfeitable;

(ii)

any unexercised Option or Stock Appreciation Right, to the extent exercisable on the date of such termination of employment or service, may be exercised in whole or in part, within the first ninety (90) days after such termination of employment or service (but only during the term of such Award) by the Participant, or by (A) his or her personal representative or by the person to whom an Option or Stock Appreciation Right, as applicable, is transferred by will or the applicable laws of descent and distribution or (B) the Participant’s designated beneficiary; and, to the extent that any such Option or Stock Appreciation Right was not exercisable on the date of such termination of employment, it will immediately terminate; and

(iii)	the Participant’s rights with respect to any unexercised Performance Shares, Other Stock-Based Awards or cash Awards shall be as set forth in the applicable Award Agreement.

(d)

Any Other Reason.  Except as otherwise provided by the Committee in an Award Agreement, if a Participant’s employment or service terminates for any reason other than for Cause, death, or Disability, then:

(i)	the Participant’s Restricted Stock and Restricted Stock Units, to the extent forfeitable on the date of the Participant’s termination of employment or service, shall be forfeited on such date;

(ii)

any unexercised Option or Stock Appreciation Right, to the extent exercisable immediately before the Participant’s termination of employment or service, may be exercised in whole or in part, not later than three (3) months after such termination of employment or service (but only during the term of such Award); and, to the extent that any such Option or Stock Appreciation Right was not exercisable on the date of such termination of employment or service, it will immediately terminate; and

(iii)	the Participant’s rights with respect to any unexercised Performance Shares, Other Stock-Based Awards or cash Awards shall be as set forth in the applicable Award Agreement.

(e)

Repurchase Rights.  Except as otherwise provided by the Committee in an Award Agreement, if at any time a Participant’s employment or service with the Company is terminated for Cause or a Participant breaches any post-termination covenants set forth in any written agreement between the Participant and the Company, the Company may, in its discretion, for a period of one year after the termination for Cause or the actual discovery by the Company of the breach, as applicable, and upon 10 (ten) days’ notice to the Participant, (i) repurchase all or any portion of any Shares acquired by the Participant upon the Participant’s exercise of an Award, and/or (ii) require any such Participant to repay to the Company the amount of any profits derived by such Participant upon the sale or other disposition of any Shares underlying an Award during the preceding three years.  The purchase price for any Shares repurchased by the Company pursuant to clause (i) of this Section 12(e) shall be the lesser of the price paid to acquire such Share and the Fair Market Value thereof on the date of such purchase by the Company.

SECTION 13.                         CHANGE IN CONTROL

Except as otherwise expressly provided in a Participant’s employment or consulting agreement, Award Agreement, or other applicable agreement:

(a)

In the event of any Change in Control, the vesting of each outstanding Option and Stock Appreciation Right shall automatically accelerate so that each such Option and Stock Appreciation Right shall, immediately prior to the effective date of the Change in Control, become fully exercisable with respect to the total number of Shares at the time subject to such Option or Stock Appreciation Right and may be exercised for any or all of those Shares as fully-vested Shares. However, an outstanding Option or Stock Appreciation Right shall not so accelerate if and to the extent: (i) such Option or Stock Appreciation Right is, in connection with the Change in Control, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable Option to purchase shares of the capital stock of the successor corporation (or parent thereof) or stock appreciation right, (ii) such Option or Stock Appreciation Right is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested Option Shares or Stock Appreciation Right at the time of the Change in Control and provides for subsequent payout in accordance with the same vesting schedule applicable to the Option or Stock Appreciation Right or (iii) the acceleration of such Option or Stock Appreciation Right is subject to other limitations under the applicable Award Agreement. The determination of comparability under clause (i) above shall be made by the Committee, and its determination shall be final, binding and conclusive.

(b)

All outstanding restrictions with respect to any Restricted Stock or Restricted Stock Units shall also terminate automatically, and the Shares subject to those restrictions shall immediately vest in full, in the event of any Change in Control, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Change in Control or (ii) such accelerated vesting is precluded by other limitations imposed under the applicable Award Agreement or would trigger additional taxes under Section 409A of the Code.

(c)

The Committee shall have the discretion, exercisable either at the time an Award is granted or at any time while the Award remains outstanding, to provide for the automatic acceleration of one or more outstanding Awards upon the occurrence of a Change in Control, whether or not those Awards are to be assumed or replaced in the Change in Control.

(d)

The outstanding Options or other Awards shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 14.                         GENERAL

(a)	No Cash Consideration for Awards. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(b)

Awards May be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Subsidiary. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Subsidiary, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(c)

Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or a Subsidiary upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, rights in or to Shares issuable under the Award or other Awards, other securities, or other Awards, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments.

(d)

Limits on Transfer of Awards. Except as provided by the Committee, no Award and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant with respect to any Award upon the death of the Participant. Each Award, and each right under any Award, shall be exercisable, during the Participant’s lifetime, only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(e)

Per-Person Limitation on Options and SARs. The number of Shares with respect to which Options and Stock Appreciation Rights may be granted under the Plan during any year to an individual Participant shall not exceed 1,500,000 Shares, subject to adjustment as provided in Section 4(b).

(f)

Per-Person Limitation on Certain Awards. Other than Options and Stock Appreciation Rights, the aggregate number of Shares with respect to which Restricted Stock, Restricted Stock Units, Performance Awards and Other Stock-Based Awards may be granted under the Plan during any year to an individual Participant shall not exceed 750,000 Shares, subject to adjustment as provided in Section 4(b).

(g)

Per-Person Limit on Performance-Based Awards.  Subject to Section 4, the aggregate number of Shares subject to Awards that are intended to qualify as “performance-based compensation” under Code Section 162(m) granted during any calendar year to any one Eligible Person (taking into account the maximum number payable based on performance exceeding target objectives) shall not exceed three (3) million Shares.  The maximum amount payable as a cash Award for any performance period to an Eligible Person that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall be five (5) million dollars per calendar year.  In the case of an award with a multi-year performance period, these limits shall apply to each calendar year (or portion thereof) in the performance period.  The limitation on cash Awards is separate from and not affected by the limitation on Awards denominated in Shares.

(h)

Conditions and Restrictions Upon Securities Subject to Awards. The Committee may provide that the Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability and forfeiture or repurchase provisions or provisions on payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation: (A) restrictions under an insider trading policy or pursuant to applicable law, (B) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, (C) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (D) provisions requiring Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

(i)

Share Certificates. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal, state, or local securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(j)

No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award under the Plan, or, having been selected to receive an Award under this Plan, to be selected to receive a future Award, and further there is no obligation for uniformity of treatment of Employees, Directors, Consultants, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(k)	Tax Provisions.

(i)

Withholding.  The Company and any Subsidiary is authorized to withhold, at the time of grant or settlement or other time as appropriate, from any Award, any payment relating to an Award, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes required to be withheld.  This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of the Company’s (or a Subsidiary’s) withholding obligations, either on a mandatory or elective basis in the discretion of the Committee.  The Committee is specifically authorized to allow Participants to satisfy withholding tax amounts by electing to have the Company (or a Subsidiary) withhold from the Shares to be delivered upon exercise of an Option or vesting or settlement of a Stock Award that number of Shares having a Fair Market Value equal to the amount required to be withheld.

(ii)

Required Consent to and Notification of Code Section 83(b) Election.  No election under Code Section 83(b) (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award Agreement or by action of the Committee in writing prior to the making of such election.  In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Committee of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(iii)

Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b).  If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Committee of such disposition within ten days thereof.

(iv)

Payment of Tax Amount.  Notwithstanding anything herein to the contrary, in the event the Internal Revenue Service should finally determine that part or all of an Award that has not been settled is nevertheless required to be included in the Participant’s gross income for federal income tax purposes, then an amount necessary to pay applicable federal, state or local income taxes on such includible value shall be distributed with respect to the Award in a lump sum cash payment within sixty (60) days after such determination, without the requirement of separate approval by the Committee.  A “final determination” of the Internal Revenue Service is a determination in writing ordering the payment of additional tax, reporting of additional gross income or otherwise requiring an Award or portion thereof to be included in gross income, which is not appealable or which the Participant does not appeal within the time prescribed for appeals.

(v)

Construction in Compliance with Code Section 409A.  The Company intends that none of the grant, exercise, settlement or amendment or termination of any Award under the Plan will cause the Participant to be liable for payment of interest or a tax penalty under Code Section 409A.  The provisions of the Plan and any Award Agreement shall be construed consistent with that intent.

(vi)

“Termination of service,” “resignation” or words of similar import, as used in this Plan shall mean, with respect to any payments of deferred compensation subject to Section 409A of the Code, the Participant’s “separation from service” as defined in Section 409A of the Code.  For this purpose, a “separation from service” is deemed to occur on the date that the Company and the Participant reasonably anticipate that the level of bona fide  services the Participant would perform after the date (whether as an employee or independent contractor) would permanently decrease to a level that, based on the facts and circumstances would constitute a separation from service; provided that a decrease to a level that is 50% or more of the average level of bona fide services provided over the prior 36 months shall not be a separation from service, and a decrease to a level that is 20% or less of the average level of such bona fide services shall be a separation from service.  The bona fide services taken into account for purposes of determining whether there has been a separation from service shall be services performed for the Company and any person or entity that would be considered a single employer with the Company under Section 414(b) or 414(c) of the code; provided that, in applying Section 1563(a)(1), (2), and (3) of the Code, the language “at least 50 percent” shall be used instead of “at least 80 percent;” and further provided that “at least 20 percent” shall be used instead of “at least 50 percent” where based on legitimate business criteria.

(vii)

Six-Month Delay.  Any distribution or settlement of an Award triggered by the separation from service of a Specified Employee that would otherwise be made prior to the Deferred Distribution Date (as defined below) shall not occur earlier than the Deferred Distribution Date.  The “Deferred Distribution Date” is the day that is six (6) month and one (1) day after a Participant’s separation from service.

(l)

No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(m)

No Right to Employment. The grant of an Award shall not constitute an employment contract nor be construed as giving a Participant the right to be retained in the employ or service of the Company or any Subsidiary. Further, the Company or a Subsidiary may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(n)

Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law without regard to conflict of laws.

(o)

Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(p)

No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary.

(q)

No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(r)

Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(s)

No Representations or Covenants With Respect to Tax Qualification. Although the Company may endeavor to (i) qualify an Award for favorable U.S. or foreign tax treatment (e.g., incentive stock options under Section 422 of the Code) or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.

(t)

Compliance With Laws. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges on which the Company is listed as may be required. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(i)	obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(ii)

completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration or qualification is not current, has been suspended or otherwise has ceased to be effective.

The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

SECTION 15.                         AMENDMENT AND TERMINATION

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a)

Amendments to the Plan. The Board of Directors of the Company may amend, alter, suspend, discontinue, or terminate the Plan, in whole or in part; provided, however, that without the prior approval of the Company’s shareowners, no material amendment shall be made if shareholder approval is required by law, regulation, or stock exchange, and; provided, further, that, notwithstanding any other provision of the Plan or any Award Agreement, no such amendment, alteration, suspension, discontinuation, or termination shall be made without the approval of the shareholders of the Company that would:

(i)	increase the total number of Shares available for Awards under the Plan, except as provided in Section 4 hereof; or

(ii)

except as provided in Section 4(b), permit Options, Stock Appreciation Rights, or Other Stock-Based Awards encompassing rights to purchase Shares to be repriced, replaced, or regranted through cancellation, or by lowering the exercise price of a previously granted Option or the grant price of a previously granted Stock Appreciation Right, or the purchase price of a previously granted Other Stock-Based Award.

(b)

Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue, or terminate, any Awards theretofore granted, prospectively or retroactively. Except for amendments authorized under Section 13, no such amendment or alteration shall be made which would impair the rights of any Participant, without such Participant’s consent, under any Award theretofore granted, provided that no such consent shall be required with respect to any amendment or alteration if the Committee determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award.

SECTION 16.                         EFFECTIVE DATE OF THE PLAN

The Plan shall be effective on the date that it is approved by the Company’s shareholders (the “Effective Date”).

SECTION 17.                         TERM OF THE PLAN

Unless earlier terminated by action of the Board of Directors, the Plan will remain in effect until such time as no Shares remain available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.  No incentive stock option shall be granted under the Plan after the tenth anniversary of the adoption of the Plan by the Board.  However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the termination of the Plan, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond such date.